Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of WhiteHorse Finance, Inc. on Post-effective Amendment No. 1 to Form N-2 of our report dated March 5, 2015 on the consolidated financial statements of WhiteHorse Finance, Inc. and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the prospectus.

    /s/Crowe Horwath LLP
Crowe Horwath LLP

New York, New York
May 15, 2015